UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 14, 2021

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2021, BKEP Management, Inc. (the “Company”), a subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”), entered into employment agreements with three of its named executive officers, Mr. David A. Woodward, Chief Executive Officer, Mr. Matthew Lewis, Chief Financial Officer, and Mr. Joel W. Kanvik, Chief Legal Officer (the “Employment Agreements”).

The Employment Agreements include the following terms for each of the officers, unless otherwise noted:

-	base salaries of $412,000 for Mr. Woodward, $305,000 for Mr. Lewis, and $294,00 for Mr. Kanvik;
-	initial three-year terms with automatic twelve-month renewal terms thereafter unless either party provides notice of non-renewal 90 days prior to the expiration of the then-current term;
-	eligibility to participate in all benefit programs maintained by the Company or the Partnership, as applicable, including annual bonus and long-term incentive programs;
-

in the event of termination by the Company without Cause (as defined in the Employment Agreements) or by the executive for Good Reason (as defined in the Employment Agreements), subject to execution of a release of claims, the Company will provide the following severance benefits: (i) a lump-sum cash payment equal to 12 months of the executive’s base salary, (ii) subsidized COBRA continuation coverage for 12 months, as long as the executive is eligible for COBRA continuation and not covered by another employer's group medical plans, (iii) any unpaid make-whole payments (for Mr. Woodward), and (iv) accelerated vesting of unvested “phantom” units awarded under the Partnership’s long-term incentive program;

-

in the event of non-renewal of the then-current term of the Employment Agreements by the Company, subject to execution of a release of claims, the Company will provide the following non-renewal benefits: (i) a lump-sum cash payment equal to 6 months of the executive’s base salary and (ii) subsidized COBRA continuation coverage for 6 months, as long as the executive is eligible for COBRA continuation and not covered by another employer's group medical plans;

-	in the event of termination due to the executive’s death or Disability (as defined in the Employment Agreements), the Company will provide subsidized COBRA continuation coverage for 12 months, as long as the executive (or his dependents) is eligible for COBRA continuation and executive is not covered by another employer’s group medical plans; and
-	in the event of termination due to the executive’s Disability, if the Company does not provide a long-term disability insurance program for which the executive would be eligible, the Company will provide a lump-sum cash payment equal to 12 months of the executive’s base salary.

The Employment Agreements also contain customary confidentiality, intellectual property, customer non-solicitation and employee non-solicitation covenants.  Mr. Woodward will also receive the remaining make-whole payment described in the Partnership’s Current Report on Form 8-K filed on April 11, 2019.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement dated May 14, 2021, between BKEP Management, Inc. and David A. Woodward.
10.2	Employment Agreement dated May 14, 2021, between BKEP Management, Inc. and Matthew Lewis.
10.3	Employment Agreement dated May 14, 2021, between BKEP Management, Inc. and Joel W. Kanvik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By: Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: May 19, 2021	By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer & Corporate Secretary